As filed with the Securities and Exchange Commission on August 3, 1999
                                                       Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                                 -------------
                             ADEPT TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

                         -------------------------------

      California                                       94-2900635
- ------------------------                 ---------------------------------------
(State of incorporation)                 (I.R.S. Employer Identification Number)

                              150 Rose Orchard Way
                               San Jose, CA 95134
   (Address, including zip code, of Registrant's principal executive offices)

                         -------------------------------

               BYE/OASIS ENGINEERING, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

                         -------------------------------

                                Brian R. Carlisle
                             Chief Executive Officer
                             ADEPT TECHNOLOGY, INC.
                                 150 Orchard Way
                               San Jose, CA 95134
                                 (408) 432-0888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -------------------------------

                                    Copy to:
                            ROBERT F. KORNEGAY, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94303
                                 (650) 493-9300

                         -------------------------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           Proposed              Proposed
                                                                           Maximum                Maximum
          Title of Each Class                      Amount                  Offering              Aggregate            Amount of
            of Securities to                        to be                   Price                Offering            Registration
             be Registered                       Registered               Per Share                Price                 Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock to be issued under:

BYE/OASIS Enginnering, Inc. 1997 Stock
Option Plan                                        185,333                 $ 0.4184 (1)          $77,543.00             $21.56
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $0.4184 per share covering unauthorized but unissued shares under the 1997 BYE/OASIS Stock Option Plan.

                                     PART II

               Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Adept   Technology,   Inc.  (the  "Company"  or  "Registrant")   hereby
incorporates  by  reference  in  this   registration   statement  the  following
documents:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1998 and March 27, 1999, filed pursuant to Section 13 of the Exchange Act.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed October 31, 1995 pursuant to Section 12(g) of the 1934 Act and any amendments or reports filed with the Securities and Exchange Commission for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filing   incorporating   subsequent   Exchange  Act  documents  by
reference.

              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Request  for   acceleration   of  effective   date  or  filing  of
registration statement on Form S-8.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 3, 1999.


                                            ADEPT TECHNOLOGY, INC.


                                            By:  /s/ Brian R. Carlisle
                                                 -------------------------------
                                                 Brian R. Carlisle
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints Brian R. Carlisle and Bruce E. Shimano, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT  TO THE  REQUIREMENTS  OF THE  SECURITIES  ACT OF  1933,  THIS
REGISTRATION  STATEMENT  HAS  BEEN  SIGNED  BY  THE  FOLLOWING  PERSONS  IN  THE
CAPACITIES AND ON THE DATES INDICATED.

         Signature                                                     Title                                      Date
- -----------------------------                      --------------------------------------------             -----------------

 /s/ Brian R. Carlisle                             Chief Executive Officer and Chairman of the                August 3, 1999
- -----------------------------                      Board of Directors (Principal Executive
Brian R. Carlisle                                  Officer) and Acting Chief Financial Officer
                                                   (Principal Financial and Accounting Officer)


 /s/ Bruce E. Shimano                              Vice President, Research and Development,                  August 3, 1999
- -----------------------------                      Secretary and Director
Bruce E. Shimano


 /s/ Ronald E.F. Codd                              Director                                                   August 3, 1999
- -----------------------------
Ronald E.F. Codd


  /s/ Michael P. Kelly                             Director                                                   August 3, 1999
- -----------------------------
Michael P. Kelly


  /s/ Cary R. Mock                                 Director                                                   August 3, 1999
- -----------------------------
Cary R. Mock


  /s/ John E. Pomeroy                              Director                                                   August 3, 1999
- -----------------------------
John E. Pomeroy

                                      II-5

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                       -----------------------------------
                                    EXHIBITS
                       -----------------------------------

                       Registration Statement on Form S-8

                             Adept Technology, Inc.

                                 August 3, 1999

                                INDEX TO EXHIBITS

    Exhibit
     Number                              Exhibit
- --------------  ---------------------------------------------------------------
      4.1 BYE/OASIS Engineering, Inc. 1997 Stock Option Plan and form of Agreement thereunder

      5.1       Opinion of counsel as to legality of securities being registered

     23.1       Consent of Independent Accountants

     23.2       Consent of Counsel (included in Exhibit 5.1)

     24.1       Power of Attorney (see page II-5)